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Jeff Donnelly
Chief Financial Officer
(240) 744-1190

Briony Quinn
Senior Vice President
(240) 744-1196

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS
BETHESDA, Maryland, Wednesday, February 24, 2021 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 31 premium hotels in the United States, today announced results of operations for the quarter and year ended December 31, 2020.

Fourth Quarter 2020 Highlights:
•Net Loss: Net loss was $208.3 million and loss per diluted share was $1.04.
•Comparable Revenues: Comparable total revenues decreased 75.2% from the comparable period of 2019.
•Comparable RevPAR: RevPAR decreased 77.1% from the comparable period of 2019.
•Hotel Adjusted EBITDA: Hotel Adjusted EBITDA was ($7.6) million, a 56.3% improvement from the third quarter 2020.
•Adjusted EBITDA: Adjusted EBITDA was ($14.9) million, a decrease of $77.6 million from 2019.
•Adjusted FFO: Adjusted FFO was ($8.3) million and Adjusted FFO per diluted share was ($0.04).
•ATM Equity Offering Program: The Company issued common stock under its "at-the-market" equity offering program during the year ended December 31, 2020. The Company opportunistically sold 10.7 million shares of its common stock at an average price of $8.23 per share for net proceeds of $86.8 million.
•Liquidity: The Company's liquidity increased during the quarter by $47.2 million to $481.7 million, comprised of $111.8 million of unrestricted corporate cash, $24.9 million of unrestricted cash at its hotels and $345.0 million of capacity on the Company’s revolving credit facility.

Full Year 2020 Highlights:
•Net Loss: Net loss was $396.0 million and loss per diluted share was $1.97.
•Comparable Revenues: Comparable total revenues decreased 68.1% from the comparable period of 2019.
•Comparable RevPAR: RevPAR decreased 70.3% from the comparable period of 2019.
•Hotel Adjusted EBITDA: Hotel Adjusted EBITDA was ($37.5) million, a 113.5% decrease from the comparable period of 2019.
•Adjusted EBITDA: Adjusted EBITDA was ($64.5) million, a decrease of $324.9 million from 2019.
•Adjusted FFO: Adjusted FFO was ($85.3) million and Adjusted FFO per diluted share was ($0.42).

Recent Developments:
•In January 2021, the Company successfully secured additional amendments to the agreements for its $400 million revolving credit facility and its $400 million unsecured term loans which extended the waiver of financial covenants to December 2021 and extended the modification of certain financial covenants through March 2023.

“Our fourth quarter results put a long-awaited bookend on the most challenging year in the history of our company and industry,” said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company. "I am incredibly proud of how the DiamondRock team navigated the hardships in 2020 brought on by COVID-19, working tirelessly to serve our fellow employees, valued guests and shareholders. While the path of vaccine distribution remains uncertain at this time, it is nonetheless clear that 2021 will ultimately be a year of much-anticipated recovery in the travel industry. During 2020, the Company advantageously took actions to improve its portfolio by unencumbering numerous hotels of long-term management agreements and bolstering its strong balance sheet with additional liquidity in order to emerge from this period stronger, with a better portfolio, and positioned to opportunistically grow."

Operating Results

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results exclude Frenchman's Reef & Morning Star Marriott Beach Resort (“Frenchman's Reef”) for all periods presented due to the closure of the hotel. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

	Quarter Ended December 31,			Year Ended December 31,
	2020	2019	Change	2020	2019	Change
	($ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results (1)
ADR	$200.95	$247.02	(18.7)%	$207.68	$238.63	(13.0)%
Occupancy	21.8%	77.4%	(55.6)%	27.0%	79.1%	(52.1)%
RevPAR	$43.78	$191.08	(77.1)%	$55.99	$188.75	(70.3)%
Total RevPAR	$66.86	$268.93	(75.1)%	$85.24	$267.81	(68.2)%
Revenues	$59.0	$237.5	(75.2)%	$299.5	$938.1	(68.1)%
Hotel Adjusted EBITDA	$(7.6)	$69.4	(111.0)%	$(37.5)	$278.6	(113.5)%
Hotel Adjusted EBITDA Margin	(12.86)%	29.23%	(4,209) bps	(12.52)%	29.70%	(4,222) bps
Available Rooms	883,200	883,200	—	3,513,600	3,502,809	10,791

Actual Operating Results
Revenues	$59.0	$237.5	(75.2)%	$299.5	$938.1	(68.1)%
Net (loss) income	$(208.3)	$134.6	(254.8)%	$(396.0)	$184.2	(315.0)%
(Loss) Earnings per diluted share	$(1.04)	$0.66	(257.6)%	$(1.97)	$0.90	(318.9)%
Adjusted EBITDA	$(14.9)	$62.7	(123.8)%	$(64.5)	$260.4	(124.8)%
Adjusted FFO	$(8.3)	$54.7	(115.2)%	$(85.3)	$217.0	(139.3)%
Adjusted FFO per diluted share	$(0.04)	$0.27	(114.8)%	$(0.42)	$1.07	(139.3)%
(1) Comparable operating results exclude Frenchman’s Reef for all periods presented and does not adjust for hotels that have suspended operations.

Hotel Adjusted EBITDA for the three months ended December 31, 2020 benefited from $2.2 million of business interruption insurance income recognized as a result of the Company's insurance claim for cancellation of bookings due to COVID-19.

Hotel Operations Update

Due to the decline in travel demand from the impact of COVID-19, the Company suspended operations at 20 of its 30 previously operating properties (which excludes Frenchman's Reef, where redevelopment has been paused) throughout March and early April. The Company resumed operations at 12 hotels by the end of the second quarter and another five hotels by the end of the third quarter as governmental orders were modified or lifted and leisure demand began to return. On January 3, 2021, the Company re-suspended operations at the Chicago Marriott Downtown Magnificent Mile due to lack of travel demand and new governmental restrictions put in place. The Company currently expects to reopen its four closed hotels, located in New York City and Chicago, in the second quarter of 2021. The Company will continue to aggressively manage costs at its hotels and ensure appropriate cleanliness and safety protocols. The Company is carefully monitoring demand trends and adjusted sales strategies and staffing to respond rapidly in a changing environment.

The following table identifies each of the Company's hotels that has suspended operations and the date of reopening, if applicable:

Property	# of Rooms	Date of Suspension	Date of Reopening
Renaissance Charleston Historic District Hotel	166	4/6/2020	5/14/2020
Orchards Inn Sedona	70	3/31/2020	5/15/2020
Courtyard Denver Downtown	177	3/20/2020	6/1/2020
JW Marriott Denver Cherry Creek	199	3/22/2020	6/1/2020
Havana Cabana Key West	106	3/23/2020	6/1/2020
Barbary Beach House Key West	184	3/23/2020	6/1/2020
The Landing Lake Tahoe Resort & Spa	82	3/23/2020	6/5/2020
The Gwen Chicago	311	3/31/2020	6/10/2020
Vail Marriott Mountain Resort	344	3/20/2020	6/12/2020
Hotel Palomar Phoenix	242	3/31/2020	6/21/2020
Cavallo Point, The Lodge at the Golden Gate	142	3/17/2020	6/24/2020
Hotel Emblem San Francisco	96	3/23/2020	6/26/2020
The Lodge at Sonoma Renaissance Resort & Spa	182	3/21/2020	7/1/2020
Hilton Burlington Lake Champlain	258	3/31/2020	7/16/2020
Hilton Boston Downtown/Faneuil Hall	403	3/23/2020	7/31/2020
Chicago Marriott Downtown Magnificent Mile (1)	1,200	4/10/2020	9/1/2020
Westin Boston Waterfront	793	3/25/2020	9/3/2020
Courtyard New York Manhattan/Fifth Avenue	189	3/27/2020	-
Hilton Garden Inn New York Times Square Central	282	3/29/2020	-
The Lexington Hotel	725	3/29/2020	-
(1) On January 3, 2021, the Company suspended operations again at the Chicago Marriott Downtown Magnificent Mile due to lack of travel demand and new governmental restrictions put in place.

The following tables provide operating information for the Company’s portfolio throughout the fourth quarter:

	October 2020	November 2020	December 2020	Fourth Quarter 2020
Hotels Open and Operating the Entire Period
Number of Hotels	27	27	27	27
Occupancy	29.4%	21.4%	23.7%	24.9%
ADR	$200.31	$193.64	$208.14	$200.95
RevPAR	$58.97	$41.48	$49.32	$50.02
Total RevPAR	$88.88	$66.62	$73.24	$76.35
Resorts Open and Operating the Entire Period
Number of Hotels	12	12	12	12
Occupancy	48.0%	37.3%	42.2%	42.5%
ADR	$285.60	$272.14	$299.87	$286.52
RevPAR	$137.08	$101.43	$126.50	$121.89
Total RevPAR	$214.02	$166.20	$185.00	$188.65

Management and Franchise Agreement Changes

In August 2020, the Company entered into an agreement with Marriott International, Inc. modifying several franchise and management contracts. Key benefits of the agreement include: (i) the conversion of five hotels from brand-managed to franchise with new terminable-at-will management agreements with third-party hotel operators, (ii) a new franchise agreement for the Vail Marriott Mountain Resort to upbrand the resort to a Luxury Collection hotel in 2021, (iii) an option to upbrand the JW Marriott Denver Cherry Creek to a Luxury Collection hotel and (iv) an amendment to the Autograph Collection franchise agreement for The Lexington Hotel to provide a termination right in 2021 subject to a fee. The agreement results in the Company having 29 of its 31 hotels unencumbered by long-term brand management agreements.

Earlier in 2020, the Company converted the Westin Boston Waterfront Hotel from brand-managed to a franchise with a third-party operator. The Company also changed management of the Hilton Boston Downtown to the same third-party operator in order to complex operations of the two hotels and realize substantial cost synergies.

Frenchman's Reef Update

Frenchman's Reef sustained significant damage in 2017 from two hurricanes and the Company received approximately $240 million in insurance proceeds for property damage and lost income. The rebuild of the resort was suspended in mid-March 2020 as the COVID-19 pandemic took hold. In late 2020, the Company initiated a process to explore alternatives for completing the rebuild, including finding a capital partner, and it expects to complete that process later in 2021. Net loss for the three months and year ended December 31, 2020 includes an impairment loss of $174.1 million related to Frenchman's Reef. Under U.S. GAAP, the Company was required to recognize the impairment loss as a result of its determination during the fourth quarter that it was more likely than not that the Company would not hold the property for its remaining useful life.

Capital Expenditures

Due to the COVID-19 pandemic, the Company has canceled or deferred a significant portion of the planned capital improvements at its operating hotels and paused the rebuild of Frenchman's Reef & Morning Star Marriott Beach Resort. The Company invested approximately $7.2 million and $47.1 million in capital improvements at its operating hotels during the three months and year ended December 31, 2020, respectively. The Company spent approximately $40.9 million on the rebuild of Frenchman's Reef & Morning Star Marriott Beach Resort during the year ended December 31, 2020.

DiamondRock continues to be extremely selective with capital expenditures to preserve liquidity. In 2021, the Company expects to spend approximately $50 million on necessary capital improvements and a select few transformational projects with attractive returns on investment. Significant projects in 2021 include the following:

•The Lodge at Sonoma: The Company is completing a renovation to reposition and rebrand the hotel to an Autograph Collection Hotel in the third quarter 2021. The renovation includes a new Michael Mina restaurant.
•Vail Marriott Mountain Resort: The Company plans to complete the final phase of a multi-year renovation to rebrand the hotel as a Luxury Collection Hotel in the fourth quarter of 2021.
•JW Marriott Denver Cherry Creek: The Company plans to complete renovations in the second half of 2021 to rebrand the hotel as a Luxury Collection Hotel.

Balance Sheet and Liquidity

As of December 31, 2020, the Company's liquidity was $481.7 million, an increase of $47.2 million during the quarter, and is comprised of $111.8 million of unrestricted corporate cash, $24.9 million of unrestricted cash at its hotels and $345.0 million of capacity on its senior unsecured credit facility. As of December 31, 2020, the Company had $1.0 billion of total debt outstanding, which consisted of $597.7 million of property-specific, non-recourse mortgage debt, $400.0 million of unsecured term loans and $55.0 million outstanding on its $400.0 million senior unsecured credit facility. The Company has no debt maturities until 2022.

In August and September 2020, the Company completed a public offering of a total of 4.8 million shares of 8.250% Series A Cumulative Redeemable Preferred Stock with a $25.00 per share liquidation preference for net proceeds of approximately $114.5 million. In December 2020, the Company issued 10.7 million shares of its common stock under its "at-the-market" equity offering program at an average price of $8.23 per share for net proceeds of $86.8 million. No shares have been issued subsequent to December 31, 2020. The combined proceeds of these offerings are fully available for investment and are expected to be utilized to fund capital projects with attractive returns on investment.

Dividends

The Company declared a quarterly dividend of $0.515625 per share on its 8.250% Series A Cumulative Redeemable Preferred Stock to shareholders of record as of December 18, 2020. This dividend was paid on December 31, 2020.

The Company has suspended its quarterly common stock cash dividends. The resumption in quarterly common dividends will be determined by the Company’s Board of Directors after considering the Company’s obligations under its various financing agreements, projected taxable income, compliance with its debt covenants, long-term operating projections, expected capital requirements and risks affecting the Company’s business.

Environmental, Social & Governance Achievements

The Company is focused on the important areas of its environmental, social impact and governance (“ESG”). DiamondRock earned several achievements related to its ESG program in 2020. The Company was recognized by the Global Real Estate Sustainability Benchmarking Survey (“GRESB”) as Global Listed Sector Leader among all public lodging REITs and received Five Green Stars. Additionally, DiamondRock achieved ISS ESG Corporate Rating’s Prime status in 2020, a performance-based rating reserved for the top performing companies in the worldwide real estate sector. The Company continued its leadership position for high quality ESG disclosures, receiving ISS QualityScore ratings for Environmental, Social, and Governance all within the top third of the real estate sector.

Earnings Call
The Company will host a conference call to discuss its fourth quarter and full year results on Thursday, February 25, 2021, at 9:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 9379244. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 31 premium quality hotels with over 10,000 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including statements related to the expected duration of closure of Frenchman’s Reef & Morning Star Marriott Beach Resort. These risks include, but are not limited to: the adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness and its ability to obtain covenant waivers on its credit agreements for its senior unsecured credit facility and unsecured term loans; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Property and equipment, net	$2,817,356	$3,026,769
Right-of-use assets	96,673	98,145
Restricted cash	23,050	57,268
Due from hotel managers	69,495	91,207
Prepaid and other assets (1)	28,403	29,853
Cash and cash equivalents	111,796	122,524
Total assets	$3,146,773	$3,425,766
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other debt, net of unamortized debt issuance costs	$595,149	$616,329
Unsecured term loans, net of unamortized debt issuance costs	398,550	398,770
Senior unsecured credit facility	55,000	75,000
Total debt	1,048,699	1,090,099

Deferred income related to key money, net	10,946	11,342
Unfavorable contract liabilities, net	64,796	67,422
Deferred rent	56,344	52,012
Lease liabilities	104,973	103,625
Due to hotel managers	95,548	72,445
Distributions declared and unpaid	138	25,815
Accounts payable and accrued expenses (2)	46,404	81,944
Total liabilities	1,427,848	1,504,704
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized;
8.250% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), 4,760,000 and no shares issues and outstanding at December 31, 2020 and 2019, respectively	48	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 210,073,514 and 200,207,795 shares issued and outstanding at December 31, 2020 and 2019, respectively	2,101	2,002
Additional paid-in capital	2,285,491	2,089,349
Accumulated deficit	(576,531)	(178,861)
Total stockholders’ equity	1,711,109	1,912,490
Noncontrolling interests	7,816	8,572
Total equity	1,718,925	1,921,062
Total liabilities and equity	$3,146,773	$3,425,766

(1) Includes $2.4 million and $10.7 million of insurance receivables, $10.7 million and $9.8 million of prepaid expenses and $15.3 million and $9.4 million of other assets as of December 31, 2020 and 2019, respectively.

(2) Includes $2.6 million and $28.7 million of deferred tax liabilities, $15.2 million and $18.9 million of accrued property taxes, $3.9 million and $13.1 million of accrued capital expenditures and $24.7 million and $21.2 million of other accrued liabilities as of December 31, 2020 and 2019, respectively.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Rooms	$38,670	$168,758	$196,736	$661,153
Food and beverage	12,037	53,458	68,566	215,261
Other	8,340	15,303	34,186	61,677
Total revenues	59,047	237,519	299,488	938,091
Operating Expenses:
Rooms	14,015	42,356	68,603	166,937
Food and beverage	12,546	34,048	58,391	137,916
Management fees	934	6,730	3,578	25,475
Franchise fees	1,729	6,971	10,131	26,932
Other hotel expenses	41,872	91,550	213,631	333,505
Depreciation and amortization	27,319	30,305	114,716	118,110
Impairment losses	174,120	—	174,120	—
Corporate expenses	7,751	7,446	27,401	28,231
Business interruption insurance income	(2,208)	—	(2,208)	(8,822)
Gain on property insurance settlement	—	(144,192)	—	(144,192)
Total operating expenses, net	278,078	75,214	668,363	684,092

Interest and other income, net	(449)	(687)	(391)	(1,197)
Interest expense	10,330	8,320	53,995	46,584
Loss on early extinguishment of debt	—	—	—	2,373
Total other expenses, net	9,881	7,633	53,604	47,760
(Loss) income before income taxes	(228,912)	154,672	(422,479)	206,239
Income tax benefit (expense)	20,599	(20,089)	26,452	(22,028)
Net (loss) income	(208,313)	134,583	(396,027)	184,211
Less: Net loss (income) attributable to noncontrolling interests	871	(530)	1,652	(724)
Net (loss) income attributable to the Company	(207,442)	134,053	(394,375)	183,487
Distributions to preferred stockholders	(2,455)	—	(3,300)	—
Net (loss) income attributable to common stockholders	$(209,897)	$134,053	$(397,675)	$183,487
(Loss) earnings per share:
Net (loss) income per share available to common stockholders - basic	$(1.04)	$0.67	$(1.97)	$0.91
Net (loss) income per share available to common stockholders - diluted	$(1.04)	$0.66	$(1.97)	$0.90

Weighted-average number of common shares outstanding:
Basic	203,684,881	201,389,874	201,670,721	202,009,750
Diluted	203,684,881	202,269,377	201,670,721	202,741,630

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA, EBITDAre and FFO

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by the Nareit, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDAre, FFO and Hotel EBITDA

We adjust EBITDAre, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDAre, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. We adjust EBITDAre, FFO and Hotel EBITDA for the following items:

•Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors and service providers in the current period and they are of lesser significance in evaluating our actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to interest rate swaps. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net (loss) income	$(208,313)	$134,583	$(396,027)	$184,211
Interest expense	10,330	8,320	53,995	46,584
Income tax (benefit) expense	(20,599)	20,089	(26,452)	22,028
Real estate related depreciation and amortization	27,319	30,305	114,716	118,110
EBITDA	(191,263)	193,297	(253,768)	370,933
Impairment losses	174,120	—	174,120	—
EBITDAre	(17,143)	193,297	(79,648)	370,933
Non-cash lease expense and other amortization	1,737	1,765	6,910	7,013
Professional fees and pre-opening costs related to Frenchman's Reef (1)	594	9,079	1,012	20,524
Hotel manager transition items (2)	27	2,708	(434)	3,758
Gain on property insurance settlement	—	(144,192)	—	(144,192)
Loss on early extinguishment of debt	—	—	—	2,373
Severance costs (3)	(112)	—	7,648	—
Adjusted EBITDA	$(14,897)	$62,657	$(64,512)	$260,409

(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef & Morning Star Marriott Beach Resort, as well as legal and professional fees and other costs incurred at Frenchman's Reef & Morning Star Marriott Beach Resort as a result of Hurricane Irma that are not covered by insurance.
(2) Amount for the year ended December 31, 2020 is offset by a downward adjustment of $0.6 million to the termination fees for the Sheraton Suites Key West (now known as Barbary Beach House Key West) franchise agreement and $1.4 million of accelerated amortization of the unfavorable management agreement liability related to the manager transition at the Renaissance Charleston Historic District Hotel. Three months and year ended December 31, 2019 include $2.5 million related to the termination of the franchise agreement for Sheraton Suites Key West.
(3)    Three months and year ended December 31, 2020 consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

Hotel EBITDA and Hotel Adjusted EBITDA
    The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net (loss) income	$(208,313)	$134,583	$(396,027)	$184,211
Interest expense	10,330	8,320	53,995	46,584
Income tax (benefit) expense	(20,599)	20,089	(26,452)	22,028
Real estate related depreciation and amortization	27,319	30,305	114,716	118,110
EBITDA	(191,263)	193,297	(253,768)	370,933
Corporate expenses	7,751	7,446	27,401	28,231
Interest and other (income) expense, net	(449)	(687)	(391)	(1,197)
Loss on early extinguishment of debt	—	—	—	2,373
Professional fees and pre-opening costs related to Frenchman's Reef (1)	594	9,079	1,012	20,524
Impairment losses	174,120	—	174,120	—
Gain on property insurance settlement	—	(144,192)	—	(144,192)
Hotel EBITDA	(9,247)	64,943	(51,626)	276,672
Non-cash lease expense and other amortization	1,737	1,765	6,910	7,013
Hotel manager transition items (2)	27	2,708	(434)	3,758
Severance costs (3)	(112)	—	7,648	—
Hotel Adjusted EBITDA	$(7,595)	$69,416	$(37,502)	$287,443
(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef & Morning Star Marriott Beach Resort, as well as legal and professional fees and other costs incurred at Frenchman's Reef & Morning Star Marriott Beach Resort as a result of Hurricane Irma that are not covered by insurance.
(2)Amount for the year ended December 31, 2020 is offset by a downward adjustment of $0.6 million to the termination fees for the Sheraton Suites Key West (now known as Barbary Beach House Key West) franchise agreement and $1.4 million of accelerated amortization of the unfavorable management agreement liability related to the manager transition at the Renaissance Charleston Historic District Hotel. Three months and year ended December 31, 2019 include $2.5 million related to the termination of the franchise agreement for Sheraton Suites Key West.
(3)Three months and year ended December 31, 2020 consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net (loss) income	$(208,313)	$134,583	$(396,027)	$184,211
Real estate related depreciation and amortization	27,319	30,305	114,716	118,110
Impairment losses	174,120	—	174,120	—
FFO	(6,874)	164,888	(107,191)	302,321
Distribution to preferred stockholders	(2,455)	—	(3,300)	—
FFO available to common stock and unit holders	(9,329)	164,888	(110,491)	302,321
Non-cash lease expense and other amortization	1,737	1,765	6,910	7,013
Professional fees and pre-opening costs related to Frenchman's Reef (1)	594	9,079	1,012	20,524
Hotel manager transition items (2)	27	2,708	(434)	3,758
Gain on property insurance settlement, net of income tax	—	(121,525)	—	(121,525)
Loss on early extinguishment of debt	—	—	—	2,373
Severance costs (3)	(112)	—	7,648	—
Fair value adjustments to interest rate swaps	(1,257)	(2,245)	10,072	2,545
Adjusted FFO available to common stock and unit holders	$(8,340)	$54,670	$(85,283)	$217,009
Adjusted FFO available to common stock and unit holders, per diluted share	$(0.04)	$0.27	$(0.42)	$1.07
(1)Represents pre-opening costs related to the re-opening of Frenchman's Reef & Morning Star Marriott Beach Resort, as well as legal and professional fees and other costs incurred at Frenchman's Reef & Morning Star Marriott Beach Resort as a result of Hurricane Irma that are not covered by insurance.
(2)Amount for the year ended December 31, 2020 is offset by a downward adjustment of $0.6 million to the termination fees for the Sheraton Suites Key West (now known as Barbary Beach House Key West) franchise agreement and $1.4 million of accelerated amortization of the unfavorable management agreement liability related to the manager transition at the Renaissance Charleston Historic District Hotel. Three months and year ended December 31, 2019 include $2.5 million related to the termination of the franchise agreement for Sheraton Suites Key West.
(3)Three months and year ended December 31, 2020 consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which excludes the results for Frenchman's Reef & Morning Star Marriott Beach Resort due to the closure of the hotel (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues	$59,047	$237,519	$299,488	$938,091
Hotel revenues from Frenchman's Reef & Morning Star Marriott Beach Resort	—	—	—	—
Comparable Revenues	$59,047	$237,519	$299,488	$938,091

Hotel Adjusted EBITDA	$(7,595)	$69,416	$(37,502)	$287,443
Hotel Adjusted EBITDA from Frenchman's Reef & Morning Star Marriott Beach Resort	—	—	—	(8,799)
Comparable Hotel Adjusted EBITDA	$(7,595)	$69,416	$(37,502)	$278,644

Hotel Adjusted EBITDA Margin	(12.86)%	29.23%	(12.52)%	30.64%
Comparable Hotel Adjusted EBITDA Margin	(12.86)%	29.23%	(12.52)%	29.70%

Selected Quarterly Comparable Operating Information

The following tables are presented to provide investors with selected quarterly comparable operating information. The operating information excludes Frenchman's Reef & Morning Star Marriott Beach Resort for all periods.

	Quarter 1, 2020	Quarter 2, 2020	Quarter 3, 2020	Quarter 4, 2020	Full Year 2020
ADR	$216.42	$175.74	$201.82	$200.95	$207.68
Occupancy	59.1%	8.5%	18.6%	21.8%	27.0%
RevPAR	$127.98	$14.99	$37.55	$43.78	$55.99
Revenues (in thousands)	$169,995	$20,379	$50,067	$59,047	$299,488
Hotel Adjusted EBITDA (in thousands)	$17,823	$(30,362)	$(17,368)	$(7,595)	$(37,502)
Hotel Adjusted EBITDA Margin	10.48%	(148.99)%	(34.69)%	(12.86)%	(12.52)%
Available Rooms	873,600	873,600	883,200	883,200	3,513,600

	Quarter 1, 2019	Quarter 2, 2019	Quarter 3, 2019	Quarter 4, 2019	Full Year 2019
ADR	$216.38	$250.23	$238.50	$247.02	$238.63
Occupancy	73.2%	83.1%	82.7%	77.4%	79.1%
RevPAR	$158.30	$208.02	$197.14	$191.08	$188.75
Revenues (in thousands)	$202,375	$257,918	$240,279	$237,519	$938,091
Hotel Adjusted EBITDA (in thousands)	$47,125	$88,353	$73,750	$69,416	$278,644
% of full Year	16.91%	31.71%	26.47%	24.91%	100.0%
Hotel Adjusted EBITDA Margin	23.29%	34.26%	30.69%	29.23%	29.70%
Available Rooms	863,264	873,145	883,200	883,200	3,502,809

Market Capitalization as of December 31, 2020
(in thousands)
Enterprise Value

Common equity capitalization (at December 31, 2020 closing price of $8.25/share)	1,749,805
Consolidated debt (face amount)	1,052,702
Cash and cash equivalents	(111,796)
Total enterprise value	$2,690,711
Share Reconciliation

Common shares outstanding	210,074
Unvested restricted stock held by management and employees	557
Share grants under deferred compensation plan	1,467
Combined shares outstanding	212,098

Debt Summary as of December 31, 2020
(dollars in thousands)
Loan	Interest Rate as of December 31, 2020	Term	Outstanding Principal	Maturity
Salt Lake City Marriott Downtown at City Creek	LIBOR + 3.25 (1)	Variable	47,250	January 2022 (2)
Westin Washington D.C. City Center	3.99%	Fixed	58,282	January 2023
The Lodge at Sonoma Renaissance Resort & Spa	3.96%	Fixed	26,268	April 2023
Westin San Diego Downtown	3.94%	Fixed	60,261	April 2023
Courtyard New York Manhattan / Midtown East	4.40%	Fixed	79,535	August 2024
Worthington Renaissance Fort Worth Hotel	3.66%	Fixed	79,214	May 2025
JW Marriott Denver Cherry Creek	4.33%	Fixed	60,052	July 2025
Westin Boston Waterfront	4.36%	Fixed	186,840	November 2025
Unamortized debt issuance costs			(2,553)
Total mortgage and other debt, net of unamortized debt issuance costs			595,149

Unsecured term loan	LIBOR + 2.35% (3)	Variable	350,000	July 2024
Unsecured term loan	LIBOR + 2.35% (4)	Fixed	50,000	October 2023
Unamortized debt issuance costs			(1,450)
Unsecured term loans, net of unamortized debt issuance costs			398,550

Senior unsecured credit facility	LIBOR + 2.40% (5)	Variable	55,000	July 2023 (6)

Total debt, net of unamortized debt issuance costs			$1,048,699
Weighted-average interest rate of fixed rate debt	4.23%
Total weighted-average interest rate	3.89%
(1)LIBOR is subject to a floor of 1.0%.
(2)The loan may be extended for an additional year upon satisfaction of certain conditions.
(3)The Company entered into an interest rate swap agreement in July 2019 to fix LIBOR at 1.70% for $175 million of the term loan through July 2024. Effective June 9, 2020, LIBOR is subject to a floor of 0.25%. Effective January 20, 2021, the spread increased to 2.40%.
(4)    The Company entered into an interest rate swap agreement in January 2019 to fix LIBOR at 2.41% through October 2023. Effective January 20, 2021, the spread increased to 2.40%.
(5)    Effective June 9, 2020, LIBOR is subject to a floor of 0.25%. Effective January 20, 2021, the spread increased to 2.55%.
(6)    May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

	Operating Statistics – October
	Number of Rooms	ADR			Occupancy			RevPAR
		October 2020	October 2019	B/(W) 2019	October 2020	October 2019	B/(W) 2019	October 2020	October 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$98.41	$166.04	(40.7)%	18.3%	79.9%	(61.6)%	$18.04	$132.66	(86.4)%
Barbary Beach House Key West	184	$198.94	$217.48	(8.5)%	37.4%	37.6%	(0.2)%	$74.32	$81.79	(9.1)%
Bethesda Marriott Suites	272	$106.59	$197.37	(46.0)%	20.9%	77.4%	(56.5)%	$22.26	$152.74	(85.4)%
Cavallo Point, The Lodge at the Golden Gate	142	$563.83	$518.12	8.8%	37.3%	61.0%	(23.7)%	$210.06	$316.14	(33.6)%
Chicago Marriott Downtown Magnificent Mile	1,200	$135.59	$277.07	(51.1)%	10.8%	86.1%	(75.3)%	$14.67	$238.43	(93.8)%
Courtyard Denver Downtown	177	$105.12	$236.71	(55.6)%	34.1%	83.9%	(49.8)%	$35.83	$198.49	(81.9)%
Courtyard New York Manhattan/Midtown East	321	$122.92	$310.55	(60.4)%	36.0%	98.4%	(62.4)%	$44.27	$305.53	(85.5)%
Havana Cabana Key West	106	$166.83	$178.80	(6.7)%	75.0%	93.2%	(18.2)%	$125.20	$166.61	(24.9)%
Hilton Boston Downtown/Faneuil Hall	403	$138.65	$366.32	(62.2)%	27.3%	95.8%	(68.5)%	$37.82	$350.83	(89.2)%
Hilton Burlington Lake Champlain	258	$195.31	$240.36	(18.7)%	43.1%	90.4%	(47.3)%	$84.18	$217.19	(61.2)%
Hotel Emblem San Francisco	96	$143.96	$272.37	(47.1)%	17.2%	87.4%	(70.2)%	$24.82	$237.96	(89.6)%
Hotel Palomar Phoenix	242	$139.68	$220.15	(36.6)%	44.0%	84.2%	(40.2)%	$61.46	$185.42	(66.9)%
JW Marriott Denver Cherry Creek	199	$210.24	$278.74	(24.6)%	49.0%	80.8%	(31.8)%	$103.09	$225.29	(54.2)%
Kimpton Shorebreak Resort	157	$245.20	$247.94	(1.1)%	61.0%	77.6%	(16.6)%	$149.63	$192.36	(22.2)%
L'Auberge de Sedona	88	$970.38	$817.81	18.7%	87.0%	80.9%	6.1%	$844.10	$661.63	27.6%
Orchards Inn Sedona	70	$307.68	$293.70	4.8%	85.5%	77.5%	8.0%	$263.01	$227.65	15.5%
Renaissance Charleston Historic District Hotel	166	$203.68	$322.81	(36.9)%	73.0%	82.6%	(9.6)%	$148.66	$266.66	(44.3)%
Salt Lake City Marriott Downtown at City Creek	510	$110.77	$171.02	(35.2)%	25.3%	79.3%	(54.0)%	$28.07	$135.70	(79.3)%
The Gwen Hotel	311	$187.05	$314.23	(40.5)%	21.3%	89.6%	(68.3)%	$39.75	$281.51	(85.9)%
The Landing Lake Tahoe Resort & Spa	82	$338.04	$311.93	8.4%	78.6%	52.0%	26.6%	$265.56	$162.23	63.7%
The Lodge at Sonoma Renaissance Resort & Spa	182	$242.52	$356.73	(32.0)%	41.6%	78.6%	(37.0)%	$100.97	$280.29	(64.0)%
Vail Marriott Mountain Resort	344	$196.09	$157.09	24.8%	23.9%	50.4%	(26.5)%	$46.93	$79.19	(40.7)%
Westin Boston Waterfront	793	$134.70	$292.89	(54.0)%	14.5%	87.1%	(72.6)%	$19.53	$255.19	(92.3)%
Westin Fort Lauderdale Beach Resort	433	$158.97	$179.32	(11.3)%	40.1%	78.7%	(38.6)%	$63.68	$141.17	(54.9)%
Westin San Diego Downtown	436	$130.30	$184.42	(29.3)%	33.4%	73.6%	(40.2)%	$43.47	$135.75	(68.0)%
Westin Washington D.C. City Center	410	$119.91	$250.39	(52.1)%	10.8%	94.9%	(84.1)%	$12.91	$237.51	(94.6)%
Worthington Renaissance Fort Worth Hotel	504	$142.72	$194.18	(26.5)%	32.0%	79.9%	(47.9)%	$45.63	$155.14	(70.6)%
Total Open for Entire Period - 27 Hotels	8,404	$200.31	$260.52	(23.1)%	29.4%	81.6%	(52.2)%	$58.97	$212.50	(72.2)%

Total Closed for Entire Period - 3 Hotels	1,196	$—	$310.93	(100.0)%	—%	96.1%	(96.1)%	$—	$298.74	(100.0)%

Resorts - 12 Hotels	2,212	$285.60	$276.67	3.2%	48.0%	71.1%	(23.1)%	$137.08	$196.63	(30.3)%

Portfolio Total	9,600	$200.31	$267.76	(25.2)%	25.8%	83.4%	(57.6)%	$51.62	$223.24	(76.9)%

	Operating Statistics – November
	Number of Rooms	ADR			Occupancy			RevPAR
		November 2020	November 2019	B/(W) 2019	November 2020	November 2019	B/(W) 2019	November 2020	November 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$93.67	$159.37	(41.2)%	16.6%	66.4%	(49.8)%	$15.52	$105.83	(85.3)%
Barbary Beach House Key West	184	$209.85	$223.47	(6.1)%	38.4%	67.0%	(28.6)%	$80.63	$149.71	(46.1)%
Bethesda Marriott Suites	272	$103.69	$165.41	(37.3)%	18.2%	72.6%	(54.4)%	$18.83	$120.11	(84.3)%
Cavallo Point, The Lodge at the Golden Gate	142	$535.79	$502.73	6.6%	31.2%	67.4%	(36.2)%	$167.03	$338.69	(50.7)%
Chicago Marriott Downtown Magnificent Mile	1,200	$130.58	$227.08	(42.5)%	4.1%	72.9%	(68.8)%	$5.37	$165.64	(96.8)%
Courtyard Denver Downtown	177	$93.55	$172.08	(45.6)%	23.8%	68.2%	(44.4)%	$22.29	$117.38	(81.0)%
Courtyard New York Manhattan/Midtown East	321	$113.62	$271.48	(58.1)%	27.2%	97.4%	(70.2)%	$30.96	$264.32	(88.3)%
Havana Cabana Key West	106	$168.37	$201.38	(16.4)%	72.6%	90.5%	(17.9)%	$122.31	$182.31	(32.9)%
Hilton Boston Downtown/Faneuil Hall	403	$128.45	$260.04	(50.6)%	8.9%	86.5%	(77.6)%	$11.49	$224.93	(94.9)%
Hilton Burlington Lake Champlain	258	$126.91	$152.60	(16.8)%	22.0%	80.6%	(58.6)%	$27.89	$122.95	(77.3)%
Hotel Emblem San Francisco	96	$139.19	$255.39	(45.5)%	12.2%	87.9%	(75.7)%	$16.96	$224.53	(92.4)%
Hotel Palomar Phoenix	242	$142.45	$194.48	(26.8)%	31.2%	87.5%	(56.3)%	$44.44	$170.26	(73.9)%
JW Marriott Denver Cherry Creek	199	$203.40	$235.81	(13.7)%	27.7%	75.0%	(47.3)%	$56.42	$176.92	(68.1)%
Kimpton Shorebreak Resort	157	$212.66	$228.66	(7.0)%	44.6%	67.7%	(23.1)%	$94.91	$154.82	(38.7)%
L'Auberge de Sedona	88	$884.26	$728.72	21.3%	76.2%	79.5%	(3.3)%	$673.58	$579.38	16.3%
Orchards Inn Sedona	70	$269.16	$259.83	3.6%	72.0%	74.6%	(2.6)%	$193.80	$193.88	—%
Renaissance Charleston Historic District Hotel	166	$184.04	$272.27	(32.4)%	62.8%	87.8%	(25.0)%	$115.56	$238.97	(51.6)%
Salt Lake City Marriott Downtown at City Creek	510	$99.36	$176.65	(43.8)%	18.5%	59.8%	(41.3)%	$18.41	$105.58	(82.6)%
The Gwen Hotel	311	$152.64	$251.43	(39.3)%	13.7%	81.1%	(67.4)%	$20.88	$203.90	(89.8)%
The Landing Lake Tahoe Resort & Spa	82	$301.71	$254.24	18.7%	54.7%	49.1%	5.6%	$164.96	$124.85	32.1%
The Lodge at Sonoma Renaissance Resort & Spa	182	$237.00	$279.50	(15.2)%	28.1%	71.9%	(43.8)%	$66.59	$200.92	(66.9)%
Vail Marriott Mountain Resort	344	$214.23	$169.71	26.2%	17.3%	40.6%	(23.3)%	$37.03	$68.82	(46.2)%
Westin Boston Waterfront	793	$127.77	$236.77	(46.0)%	11.3%	73.7%	(62.4)%	$14.46	$174.61	(91.7)%
Westin Fort Lauderdale Beach Resort	433	$158.16	$203.24	(22.2)%	29.7%	86.8%	(57.1)%	$46.99	$176.42	(73.4)%
Westin San Diego Downtown	436	$132.41	$176.35	(24.9)%	26.0%	72.3%	(46.3)%	$34.43	$127.46	(73.0)%
Westin Washington D.C. City Center	410	$120.30	$194.10	(38.0)%	7.9%	86.1%	(78.2)%	$9.55	$167.04	(94.3)%
Worthington Renaissance Fort Worth Hotel	504	$134.70	$185.97	(27.6)%	28.5%	74.6%	(46.1)%	$38.38	$138.83	(72.4)%
Total Open for Entire Period - 27 Hotels	8,404	$193.64	$224.68	(13.8)%	21.4%	74.7%	(53.3)%	$41.48	$167.92	(75.3)%

Total Closed for Entire Period - 3 Hotels	1,196	$—	$264.40	(100.0)%	—%	95.2%	(95.2)%	$—	$251.79	(100.0)%

Resorts - 12 Hotels	2,212	$272.14	$253.94	7.2%	37.3%	71.6%	(34.3)%	$101.43	$181.78	(44.2)%

Portfolio Total	9,600	$193.64	$230.77	(16.1)%	18.8%	77.3%	(58.5)%	$36.31	$178.37	(79.6)%

	Operating Statistics – December
	Number of Rooms	ADR			Occupancy			RevPAR
		December 2020	December 2019	B/(W) 2019	December 2020	December 2019	B/(W) 2019	December 2020	December 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$83.91	$152.59	(45.0)%	13.5%	51.6%	(38.1)%	$11.32	$78.66	(85.6)%
Barbary Beach House Key West	184	$291.77	$323.66	(9.9)%	66.7%	69.4%	(2.7)%	$194.63	$224.53	(13.3)%
Bethesda Marriott Suites	272	$102.42	$148.24	(30.9)%	13.4%	64.2%	(50.8)%	$13.77	$95.13	(85.5)%
Cavallo Point, The Lodge at the Golden Gate	142	$507.92	$449.98	12.9%	10.0%	62.2%	(52.2)%	$51.00	$279.88	(81.8)%
Chicago Marriott Downtown Magnificent Mile	1,200	$127.37	$174.36	(26.9)%	5.7%	62.8%	(57.1)%	$7.23	$109.57	(93.4)%
Courtyard Denver Downtown	177	$87.96	$142.57	(38.3)%	27.9%	60.0%	(32.1)%	$24.51	$85.51	(71.3)%
Courtyard New York Manhattan/Midtown East	321	$117.67	$348.30	(66.2)%	31.3%	96.7%	(65.4)%	$36.77	$336.75	(89.1)%
Havana Cabana Key West	106	$215.11	$262.44	(18.0)%	73.9%	80.7%	(6.8)%	$159.01	$211.81	(24.9)%
Hilton Boston Downtown/Faneuil Hall	403	$105.76	$191.77	(44.9)%	11.8%	79.7%	(67.9)%	$12.51	$152.87	(91.8)%
Hilton Burlington Lake Champlain	258	$124.32	$135.88	(8.5)%	11.2%	66.7%	(55.5)%	$13.87	$90.62	(84.7)%
Hotel Emblem San Francisco	96	$133.82	$199.46	(32.9)%	7.5%	76.7%	(69.2)%	$10.03	$153.01	(93.4)%
Hotel Palomar Phoenix	242	$124.11	$159.86	(22.4)%	33.7%	76.9%	(43.2)%	$41.85	$122.87	(65.9)%
JW Marriott Denver Cherry Creek	199	$197.45	$200.82	(1.7)%	24.7%	75.1%	(50.4)%	$48.71	$150.82	(67.7)%
Kimpton Shorebreak Resort	157	$191.16	$206.49	(7.4)%	34.2%	59.4%	(25.2)%	$65.39	$122.61	(46.7)%
L'Auberge de Sedona	88	$731.00	$610.04	19.8%	75.3%	69.1%	6.2%	$550.12	$421.75	30.4%
Orchards Inn Sedona	70	$266.26	$243.85	9.2%	46.2%	56.2%	(10.0)%	$122.95	$137.10	(10.3)%
Renaissance Charleston Historic District Hotel	166	$203.46	$223.82	(9.1)%	58.6%	84.6%	(26.0)%	$119.13	$189.33	(37.1)%
Salt Lake City Marriott Downtown at City Creek	510	$100.14	$156.38	(36.0)%	25.9%	57.3%	(31.4)%	$25.95	$89.68	(71.1)%
The Gwen Hotel	311	$155.40	$224.38	(30.7)%	18.1%	81.0%	(62.9)%	$28.17	$181.81	(84.5)%
The Landing Lake Tahoe Resort & Spa	82	$358.73	$410.19	(12.5)%	27.7%	51.5%	(23.8)%	$99.21	$211.39	(53.1)%
The Lodge at Sonoma Renaissance Resort & Spa	182	$205.61	$261.81	(21.5)%	12.0%	65.2%	(53.2)%	$24.60	$170.68	(85.6)%
Vail Marriott Mountain Resort	344	$396.44	$598.62	(33.8)%	56.4%	63.2%	(6.8)%	$223.58	$378.40	(40.9)%
Westin Boston Waterfront	793	$121.78	$186.40	(34.7)%	11.9%	62.8%	(50.9)%	$14.50	$117.04	(87.6)%
Westin Fort Lauderdale Beach Resort	433	$197.64	$208.03	(5.0)%	46.4%	87.2%	(40.8)%	$91.78	$181.35	(49.4)%
Westin San Diego Downtown	436	$150.43	$164.13	(8.3)%	16.9%	63.9%	(47.0)%	$25.36	$104.82	(75.8)%
Westin Washington D.C. City Center	410	$116.12	$161.17	(28.0)%	4.4%	72.3%	(67.9)%	$5.06	$116.57	(95.7)%
Worthington Renaissance Fort Worth Hotel	504	$149.45	$174.07	(14.1)%	39.9%	60.9%	(21.0)%	$59.59	$105.96	(43.8)%
Total Open for Entire Period - 27 Hotels	8,404	$208.14	$220.89	(5.8)%	23.7%	68.1%	(44.4)%	$49.32	$150.52	(67.2)%

Total Closed for Entire Period - 3 Hotels	1,196	$—	$335.93	(100.0)%	—%	94.2%	(94.2)%	$—	$316.57	(100.0)%

Resorts - 12 Hotels	2,212	$299.87	$307.93	(2.6)%	42.2%	70.7%	(28.5)%	$126.50	$217.62	(41.9)%

Portfolio Total	9,600	$208.14	$239.81	(13.2)%	20.7%	71.4%	(50.7)%	$43.17	$171.21	(74.8)%

	Operating Statistics – Fourth Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		4Q 2020	4Q 2019	B/(W) 2019	4Q 2020	4Q 2019	B/(W) 2019	4Q 2020	4Q 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$92.73	$160.31	(42.2)%	16.1%	65.9%	(49.8)%	$14.95	$105.72	(85.9)%
Barbary Beach House Key West	184	$245.65	$262.62	(6.5)%	47.6%	57.9%	(10.3)%	$116.92	$152.03	(23.1)%
Bethesda Marriott Suites	272	$104.53	$171.89	(39.2)%	17.5%	71.4%	(53.9)%	$18.28	$122.69	(85.1)%
Cavallo Point, The Lodge at the Golden Gate	142	$545.66	$490.30	11.3%	26.1%	63.5%	(37.4)%	$142.43	$311.28	(54.2)%
Chicago Marriott Downtown Magnificent Mile	1,200	$132.34	$231.59	(42.9)%	6.9%	74.0%	(67.1)%	$9.13	$171.27	(94.7)%
Courtyard Denver Downtown	177	$96.36	$189.47	(49.1)%	28.6%	70.7%	(42.1)%	$27.60	$133.97	(79.4)%
Courtyard New York Manhattan/Midtown East	321	$118.55	$310.44	(61.8)%	31.6%	97.5%	(65.9)%	$37.40	$302.61	(87.6)%
Havana Cabana Key West	106	$183.60	$212.18	(13.5)%	73.9%	88.1%	(14.2)%	$135.65	$186.96	(27.4)%
Hilton Boston Downtown/Faneuil Hall	403	$128.66	$278.31	(53.8)%	16.1%	87.3%	(71.2)%	$20.71	$243.07	(91.5)%
Hilton Burlington Lake Champlain	258	$165.57	$181.60	(8.8)%	25.4%	79.2%	(53.8)%	$42.13	$143.81	(70.7)%
Hotel Emblem San Francisco	96	$140.34	$244.13	(42.5)%	12.3%	84.0%	(71.7)%	$17.27	$204.96	(91.6)%
Hotel Palomar Phoenix	242	$135.59	$192.45	(29.5)%	36.4%	82.8%	(46.4)%	$49.30	$159.40	(69.1)%
JW Marriott Denver Cherry Creek	199	$205.28	$239.49	(14.3)%	33.9%	77.0%	(43.1)%	$69.55	$184.42	(62.3)%
Kimpton Shorebreak Resort	157	$221.69	$229.55	(3.4)%	46.6%	68.2%	(21.6)%	$103.40	$156.62	(34.0)%
L'Auberge de Sedona	88	$867.12	$724.32	19.7%	79.5%	76.5%	3.0%	$689.44	$553.98	24.5%
Orchards Inn Sedona	70	$284.85	$268.22	6.2%	67.8%	69.4%	(1.6)%	$193.25	$186.13	3.8%
Renaissance Charleston Historic District Hotel	166	$197.41	$272.57	(27.6)%	64.8%	85.0%	(20.2)%	$127.92	$231.57	(44.8)%
Salt Lake City Marriott Downtown at City Creek	510	$103.83	$168.38	(38.3)%	23.3%	65.5%	(42.2)%	$24.20	$110.37	(78.1)%
The Gwen Hotel	311	$167.49	$265.22	(36.8)%	17.7%	83.9%	(66.2)%	$29.70	$222.61	(86.7)%
The Landing Lake Tahoe Resort & Spa	82	$329.56	$327.30	0.7%	53.6%	50.9%	2.7%	$176.70	$166.60	6.1%
The Lodge at Sonoma Renaissance Resort & Spa	182	$235.20	$302.54	(22.3)%	27.2%	71.9%	(44.7)%	$64.02	$217.47	(70.6)%
Vail Marriott Mountain Resort	344	$315.63	$342.90	(8.0)%	32.7%	51.5%	(18.8)%	$103.22	$176.63	(41.6)%
Westin Boston Waterfront	793	$128.55	$244.57	(47.4)%	12.6%	74.6%	(62.0)%	$16.18	$182.36	(91.1)%
Westin Fort Lauderdale Beach Resort	433	$174.35	$197.38	(11.7)%	38.8%	84.2%	(45.4)%	$67.70	$166.20	(59.3)%
Westin San Diego Downtown	436	$135.51	$175.45	(22.8)%	25.4%	69.9%	(44.5)%	$34.42	$122.63	(71.9)%
Westin Washington D.C. City Center	410	$119.32	$205.91	(42.1)%	7.7%	84.4%	(76.7)%	$9.17	$173.78	(94.7)%
Worthington Renaissance Fort Worth Hotel	504	$143.19	$185.65	(22.9)%	33.5%	71.8%	(38.3)%	$47.97	$133.25	(64.0)%
Total Open for Entire Period - 27 Hotels	8,404	$200.95	$236.68	(15.1)%	24.9%	74.8%	(49.9)%	$50.02	$177.08	(71.8)%

Total Closed for Entire Period - 3 Hotels	1,196	$—	$304.09	(100.0)%	—%	95.2%	(95.2)%	$—	$289.44	(100.0)%

Resorts - 12 Hotels	2,212	$286.52	$279.68	2.4%	42.5%	71.1%	(28.6)%	$121.89	$198.86	(38.7)%

Portfolio Total	9,600	$200.95	$247.02	(18.7)%	21.8%	77.4%	(55.6)%	$43.78	$191.08	(77.1)%

	Operating Statistics – Year to Date
	Number of Rooms	ADR			Occupancy			RevPAR
		YTD 2020	YTD 2019	B/(W) 2019	YTD 2020	YTD 2019	B/(W) 2019	YTD 2020	YTD 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$142.88	$165.41	(13.6)%	21.9%	71.0%	(49.1)%	$31.24	$117.46	(73.4)%
Bethesda Marriott Suites	272	$141.72	$175.72	(19.3)%	22.0%	72.6%	(50.6)%	$31.25	$127.58	(75.5)%
Courtyard New York Manhattan/Midtown East	321	$145.67	$261.60	(44.3)%	55.6%	96.1%	(40.5)%	$80.98	$251.32	(67.8)%
Kimpton Shorebreak Resort	157	$234.09	$259.74	(9.9)%	52.6%	76.0%	(23.4)%	$123.14	$197.50	(37.7)%
L'Auberge de Sedona	88	$672.88	$627.73	7.2%	64.2%	78.1%	(13.9)%	$432.27	$489.99	(11.8)%
Salt Lake City Marriott Downtown at City Creek	510	$144.88	$172.21	(15.9)%	23.0%	68.5%	(45.5)%	$33.33	$117.88	(71.7)%
Westin Fort Lauderdale Beach Resort	433	$212.84	$202.58	5.1%	41.8%	82.4%	(40.6)%	$88.96	$166.99	(46.7)%
Westin San Diego Downtown	436	$168.15	$190.09	(11.5)%	35.7%	79.0%	(43.3)%	$60.04	$150.12	(60.0)%
Westin Washington D.C. City Center	410	$176.61	$206.61	(14.5)%	19.6%	86.3%	(66.7)%	$34.65	$178.26	(80.6)%
Worthington Renaissance Fort Worth Hotel	504	$168.14	$186.10	(9.7)%	29.9%	74.5%	(44.6)%	$50.31	$138.67	(63.7)%
Total Open for Entire Period - 10 Hotels	3,449	$197.00	$210.31	(6.3)%	32.8%	78.3%	(45.5)%	$64.67	$164.60	(60.7)%

Total Partially Open During Period - 20 Hotels	6,151	$215.99	$254.26	(15.1)%	23.7%	79.6%	(55.9)%	$51.13	$202.30	(74.7)%

Resorts - 12 Hotels	2,212	$285.16	$274.53	3.9%	39.8%	75.5%	(35.7)%	$113.39	$207.28	(45.3)%

Portfolio Total	9,600	$207.68	$238.63	(13.0)%	27.0%	79.1%	(52.1)%	$55.99	$188.75	(70.3)%

Hotel Adjusted EBITDA Reconciliation
		Fourth Quarter 2020
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	92	$534	$(782)	$355	$—	$—	$(427)
Barbary Beach House Key West	92	$2,624	$391	$171	$—	$—	$562
Bethesda Marriott Suites	92	$526	$(2,668)	$518	$—	$1,503	$(647)
Cavallo Point, The Lodge at the Golden Gate	92	$3,876	$(1,968)	$1,839	$—	$94	$(35)
Chicago Marriott Downtown Magnificent Mile	92	$1,520	$(3,966)	$4,122	$79	$(397)	$(162)
Courtyard Denver Downtown	92	$600	$(543)	$376	$—	$—	$(167)
Courtyard New York Manhattan/Fifth Avenue	—	$45	$(1,909)	$330	$—	$253	$(1,326)
Courtyard New York Manhattan/Midtown East	92	$1,122	$(3,483)	$473	$948	$—	$(2,062)
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	92	$1,920	$199	$266	$—	$—	$465
Hilton Boston Downtown/Faneuil Hall	92	$1,178	$(2,228)	$1,200	$—	$—	$(1,028)
Hilton Burlington Lake Champlain	92	$928	$(700)	$638	$—	$—	$(62)
Hilton Garden Inn New York/Times Square Central	—	$(104)	$(2,347)	$844	$—	$—	$(1,503)
Hotel Emblem San Francisco	92	$184	$(858)	$309	$—	$—	$(549)
Hotel Palomar Phoenix	92	$1,845	$(899)	$672	$28	$286	$87
JW Marriott Denver Cherry Creek	92	$2,247	$(1,734)	$789	$675	$6	$(264)
Kimpton Shorebreak Resort	92	$2,216	$(109)	$410	$—	$—	$301
L'Auberge de Sedona	92	$7,897	$2,856	$646	$—	$—	$3,502
Orchards Inn Sedona	92	$1,749	$529	$85	$—	$42	$656
Renaissance Charleston Historic District Hotel	92	$2,301	$115	$460	$—	$—	$575
Salt Lake City Marriott Downtown at City Creek	92	$1,623	$(1,345)	$548	$533	$—	$(264)
The Gwen Hotel	92	$1,320	$(1,625)	$1,097	$—	$—	$(528)
The Landing Lake Tahoe Resort & Spa	92	$1,999	$(29)	$416	$—	$—	$387
The Lexington Hotel	—	$73	$(5,060)	$1,977	$6	$8	$(3,069)
The Lodge at Sonoma Renaissance Resort & Spa	92	$2,005	$(1,414)	$507	$273	$—	$(634)
Vail Marriott Mountain Resort	92	$4,835	$(4)	$1,110	$—	$—	$1,106
Westin Boston Waterfront	92	$2,269	$(5,260)	$2,552	$2,128	$(60)	$(640)
Westin Fort Lauderdale Beach Resort	92	$6,041	$(1,051)	$1,074	$—	$—	$23
Westin San Diego Downtown	92	$1,701	$(2,348)	$1,076	$617	$—	$(655)
Westin Washington D.C. City Center	92	$409	$(2,971)	$1,319	$635	$—	$(1,017)
Worthington Renaissance Fort Worth Hotel	92	$3,564	$(2,126)	$1,140	$765	$2	$(219)
Total		$59,047	$(43,337)	$27,319	$6,687	$1,737	$(7,595)
Less: Frenchman's Reef & Morning Star Marriott Beach Resort		$—	$—	$—	$—	$—	$—
Comparable Total		$59,047	$(43,337)	$27,319	$6,687	$1,737	$(7,595)

(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.

Hotel Adjusted EBITDA Reconciliation
	Fourth Quarter 2019
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	$4,627	$1,159	$407	$—	$—	$1,566
Barbary Beach House Key West	$2,989	$(177)	$534	$—	$—	$357
Bethesda Marriott Suites	$4,288	$(660)	$468	$—	$1,514	$1,322
Cavallo Point, The Lodge at the Golden Gate	$10,010	$924	$1,814	$—	$94	$2,832
Chicago Marriott Downtown Magnificent Mile	$29,038	$4,750	$4,248	$5	$(397)	$8,606
Courtyard Denver Downtown	$2,425	$726	$325	$—	$—	$1,051
Courtyard New York Manhattan/Fifth Avenue	$4,770	$545	$451	$—	$253	$1,249
Courtyard New York Manhattan/Midtown East	$9,211	$1,385	$704	$965	$—	$3,054
Frenchman's Reef & Morning Star Marriott Beach Resort	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	$2,420	$412	$238	$—	$—	$650
Hilton Boston Downtown/Faneuil Hall	$10,002	$2,660	$1,223	$—	$—	$3,883
Hilton Burlington Lake Champlain	$4,542	$1,217	$501	$—	$—	$1,718
Hilton Garden Inn New York/Times Square Central	$8,153	$2,185	$840	$—	$—	$3,025
Hotel Emblem San Francisco	$2,254	$320	$285	$—	$—	$605
Hotel Palomar Phoenix	$6,693	$1,159	$681	$38	$293	$2,171
JW Marriott Denver Cherry Creek	$5,049	$(235)	$823	$688	$6	$1,282
Kimpton Shorebreak Resort	$3,661	$246	$439	$—	$40	$725
L'Auberge de Sedona	$7,610	$1,936	$594	$—	$—	$2,530
Orchards Inn Sedona	$1,840	$176	$238	$—	$42	$456
Renaissance Charleston Historic District Hotel	$4,172	$1,225	$423	$—	$(32)	$1,616
Salt Lake City Marriott Downtown at City Creek	$7,968	$1,676	$549	$603	$—	$2,828
The Gwen Hotel	$8,722	$1,156	$1,157	$—	$—	$2,313
The Landing Lake Tahoe Resort & Spa	$1,904	$(176)	$411	$—	$—	$235
The Lexington Hotel	$21,013	$2,524	$3,610	$6	$8	$6,148
The Lodge at Sonoma Renaissance Resort & Spa	$5,622	$537	$505	$279	$—	$1,321
Vail Marriott Mountain Resort	$8,139	$764	$1,098	$—	$—	$1,862
Westin Boston Waterfront	$22,364	$796	$2,551	$2,171	$(60)	$5,458
Westin Fort Lauderdale Beach Resort	$12,746	$1,860	$1,634	$—	$—	$3,494
Westin San Diego Downtown	$7,227	$170	$1,151	$633	$—	$1,954
Westin Washington D.C. City Center	$8,004	$444	$1,370	$658	$—	$2,472
Worthington Renaissance Fort Worth Hotel	$10,056	$781	$1,033	$781	$2	$2,597
Total	$237,519	$30,485	$30,305	$6,827	$1,763	$69,416
Less: Frenchman's Reef & Morning Star Marriott Beach Resort	$—	$—	$—	$—	$—	$—
Comparable Total	$237,519	$30,485	$30,305	$6,827	$1,763	$69,416

(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.

Hotel Adjusted EBITDA Reconciliation
		Year to Date 2020
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	366	$5,227	$(1,965)	$1,446	$—	$—	$(519)
Barbary Beach House Key West	296	$10,133	$(617)	$2,198	$—	$—	$1,581
Bethesda Marriott Suites	366	$4,081	$(10,458)	$2,245	$—	$6,024	$(2,189)
Cavallo Point, The Lodge at the Golden Gate	267	$15,295	$(7,731)	$7,385	$—	$375	$29
Chicago Marriott Downtown Magnificent Mile	222	$15,979	$(29,941)	$16,681	$249	$(1,589)	$(14,600)
Courtyard Denver Downtown	293	$2,938	$(1,710)	$1,469	$—	$—	$(241)
Courtyard New York Manhattan/Fifth Avenue	86	$2,421	$(7,547)	$1,441	$—	$1,014	$(5,092)
Courtyard New York Manhattan/Midtown East	366	$9,792	$(10,092)	$2,251	$3,823	$—	$(4,018)
Frenchman's Reef & Morning Star Marriott Beach Resort	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	296	$6,752	$567	$1,065	$—	$—	$1,632
Hilton Boston Downtown/Faneuil Hall	236	$7,767	$(7,451)	$4,886	$—	$—	$(2,565)
Hilton Burlington Lake Champlain	259	$3,760	$(3,366)	$2,271	$—	$—	$(1,095)
Hilton Garden Inn New York/Times Square Central	88	$3,172	$(8,689)	$3,380	$—	$—	$(5,309)
Hotel Emblem San Francisco	271	$2,247	$(2,292)	$1,271	$—	$—	$(1,021)
Hotel Palomar Phoenix	284	$9,881	$(2,418)	$2,689	$144	$1,152	$1,567
JW Marriott Denver Cherry Creek	295	$8,291	$(6,934)	$2,912	$2,706	$24	$(1,292)
Kimpton Shorebreak Resort	366	$10,517	$534	$1,641	$—	$27	$2,202
L'Auberge de Sedona	366	$20,540	$3,819	$2,646	$—	$—	$6,465
Orchards Inn Sedona	321	$4,404	$142	$462	$—	$168	$772
Renaissance Charleston Historic District Hotel	328	$7,403	$(617)	$1,738	$—	$(85)	$1,036
Salt Lake City Marriott Downtown at City Creek	366	$10,289	$(3,869)	$2,211	$2,244	$—	$586
The Gwen Hotel	295	$8,192	$(7,415)	$4,424	$—	$—	$(2,991)
The Landing Lake Tahoe Resort & Spa	292	$8,662	$874	$1,668	$—	$—	$2,542
The Lexington Hotel	88	$8,930	$(24,290)	$11,085	$25	$32	$(13,148)
The Lodge at Sonoma Renaissance Resort & Spa	264	$7,939	$(5,573)	$1,882	$1,095	$—	$(2,596)
Vail Marriott Mountain Resort	282	$21,247	$469	$4,457	$—	$—	$4,926
Westin Boston Waterfront	204	$19,820	$(24,453)	$10,314	$8,533	$(240)	$(5,846)
Westin Fort Lauderdale Beach Resort	366	$29,116	$608	$4,336	$—	$—	$4,944
Westin San Diego Downtown	366	$13,384	$(5,731)	$4,461	$2,478	$—	$1,208
Westin Washington D.C. City Center	366	$6,431	$(11,290)	$5,278	$2,560	$—	$(3,452)
Worthington Renaissance Fort Worth Hotel	366	$14,878	$(8,616)	$4,523	$3,067	$8	$(1,018)
Total		$299,488	$(186,052)	$114,716	$26,924	$6,910	$(37,502)
Less: Frenchman's Reef & Morning Star Marriott Beach Resort		$—	$—	$—	$—	$—	$—
Comparable Total		$299,488	$(186,052)	$114,716	$26,924	$6,910	$(37,502)

(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2019
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	$19,586	$5,050	$1,796	$—	$—	$6,846
Barbary Beach House Key West	$15,895	$3,380	$1,567	$—	$—	$4,947
Bethesda Marriott Suites	$17,339	$(2,691)	$1,890	$—	$6,069	$5,268
Cavallo Point, The Lodge at the Golden Gate	$40,610	$3,298	$7,371	$—	$315	$10,984
Chicago Marriott Downtown Magnificent Mile	$112,262	$16,876	$16,710	$116	$(1,589)	$32,113
Courtyard Denver Downtown	$11,306	$4,133	$1,206	$—	$—	$5,339
Courtyard New York Manhattan/Fifth Avenue	$16,187	$26	$1,781	$—	$1,014	$2,821
Courtyard New York Manhattan/Midtown East	$30,424	$1,315	$2,781	$3,856	$—	$7,952
Frenchman's Reef & Morning Star Marriott Beach Resort	$—	$8,799	$—	$—	$—	$8,799
Havana Cabana Key West	$9,771	$2,447	$979	$—	$—	$3,426
Hilton Boston Downtown/Faneuil Hall	$42,339	$11,784	$4,931	$—	$—	$16,715
Hilton Burlington Lake Champlain	$18,572	$5,134	$2,002	$—	$—	$7,136
Hilton Garden Inn New York/Times Square Central	$26,375	$3,916	$3,349	$—	$—	$7,265
Hotel Emblem San Francisco	$7,904	$643	$1,153	$—	$—	$1,796
Hotel Palomar Phoenix	$24,701	$3,478	$2,671	$154	$1,177	$7,480
JW Marriott Denver Cherry Creek	$19,429	$(1,179)	$2,798	$2,751	$24	$4,394
Kimpton Shorebreak Resort	$17,365	$3,832	$1,485	$—	$162	$5,479
L'Auberge de Sedona	$26,868	$5,623	$2,119	$—	$—	$7,742
Orchards Inn Sedona	$7,730	$1,061	$951	$—	$168	$2,180
Renaissance Charleston Historic District Hotel	$15,738	$4,663	$1,665	$—	$(126)	$6,202
Salt Lake City Marriott Downtown at City Creek	$31,554	$6,796	$2,228	$2,421	$—	$11,445
The Gwen Hotel	$34,431	$5,185	$4,442	$—	$—	$9,627
The Landing Lake Tahoe Resort & Spa	$9,522	$118	$1,590	$—	$—	$1,708
The Lexington Hotel	$68,886	$745	$14,305	$23	$32	$15,105
The Lodge at Sonoma Renaissance Resort & Spa	$24,645	$3,771	$2,076	$1,119	$—	$6,966
Vail Marriott Mountain Resort	$36,128	$6,827	$4,133	$—	$—	$10,960
Westin Boston Waterfront	$93,355	$7,082	$9,817	$8,677	$(240)	$25,336
Westin Fort Lauderdale Beach Resort	$50,992	$9,083	$6,487	$—	$—	$15,570
Westin San Diego Downtown	$33,560	$4,939	$4,548	$2,534	$—	$12,021
Westin Washington D.C. City Center	$33,242	$2,518	$5,319	$2,643	$—	$10,480
Worthington Renaissance Fort Worth Hotel	$41,375	$6,378	$3,960	$3,120	$8	$13,466
Total	$938,091	$135,030	$118,110	$27,414	$7,014	$287,443
Less: Frenchman's Reef & Morning Star Marriott Beach Resort	$—	$(8,799)	$—	$—	$—	$(8,799)
Comparable Total	$938,091	$126,231	$118,110	$27,414	$7,014	$278,644

(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.